UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 4, 2008

Technology Resources, Inc.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-132796	59-3364116
(Commission File Number)	(IRS Employer Identification No.)

3066 Landmark Blvd, No. 1305

Palm Harbor, Florida 34684

(Address of principal executive offices and zip code)

727-781-3656

 (Registrant's telephone number including area code)

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

After completion of our due diligence and careful consideration by the Board of Directors and Officers of the Company, we have decided not to pursue the transactions set forth in the letter of intent that was reported on the Form 8-K filed by the Company on October 23, 2007.  The Company has determined that it is in its best interest of the Company to proceed in another direction.

We received an unsolicited offer to do a business combination with another company. The Company has entered into an agreement with a shoe and apparel design and manufacturing company located in Hawaii. The Hawaii-based company was formed in 2005 and has experienced growth throughout the United States and internationally.   The Company intends to close the proposed transaction as soon as practicable.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESOURCES, INC.

By:	/S/ DAVID M. REES
David M. Rees, Chairman

Dated: January 8, 2008